Create a new account

Email

Password

Confirm Password

- Must be at least 8 characters long.
- Must contain a lowercase letter.
- Must contain an uppercase letter.
- Must contain a number.
- Must contain a special character.

Register

Cancel

Enter code from your email

Verification Code

Submit

Resend code

Cancel

Français

Sonder

Option Repricing Program

Commencement Date: **October 18, 2022**

Expiration Time: **November 15, 2022 at 9pm Pacific Time**

We are offering you the opportunity to have the per share exercise price of some or all of your eligible options, as described in the Offer to Reprice Eligible Stock Options (the "Offer to Reprice"), repriced to be equal to the closing price of a share of our common stock on the Nasdaq Global Select Market on the date on which this Offer expires, which is expected to be November 15, 2022, unless we extend such date.

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Reprice
- Email to All Eligible Employees
- Election Terms and Conditions
- Form of Confirmation to Eligible Employees
- Form of Reminder Email
- Form of Notice Email to Eligible Employees Regarding Expiration of Offering Period
- Employee Presentation

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

Make My Election

You have **35 days** left to elect whether to keep your eligible options or reprice some or all of them.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Election Form

Note only eligible options that have an exercise price per share greater than the closing price of a share of our common stock on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price per share that is equal to or lower than the closing price of a share of our common stock on the expiration date, the election will be ignored.

Need Help?

Contact stockadmin@sonder.com

The Option Repricing Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Reprice, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Repricing Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Repricing Program, including risks related thereto.


Election Form

Indicate your decision to tender your eligible options for repricing by selecting the "Reprice" choice in the Election column.

If you do not want to tender one or more of your eligible options for repricing, select the “Do Not Reprice” choice in the Election column for those particular options.

If you do not select the “Reprice” choice with respect to an eligible option, your election with respect to an eligible option will default to “Do Not Reprice”, in that event, the eligible option will not be repriced.

You may not tender only a portion of an eligible option grant.

Option Repricing Program

Commencement Date: **October 18, 2022**

Expiration Time: **November 15, 2022 at 9pm Pacific Time**

Value Calculator   Resources

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	
2/7/2020	NQ	$2.85	166	166	0	
2/7/2020	NQ	$2.85	16	16	0	
11/11/2021	ISO	$8.23	77	21	56	
11/11/2021	NQ	$8.23	386	108	278	

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Note only eligible options that have an exercise price per share greater than the closing price per share on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price lower than the closing price per share on the expiration date, the election will be ignored.

Please refer to the Offer documents, including Section 9 of the Offer to Reprice, for additional vesting terms that will apply to repriced option grants.

Back   Next

The Option Repricing Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Reprice, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Repricing Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Repricing Program, including risks related thereto.



Confirm Elections

You have made the following elections with respect to your eligible options.

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	Do Not Reprice
2/7/2020	NQ	$2.85	166	166	0	Reprice
2/7/2020	NQ	$2.85	16	16	0	Reprice
11/11/2021	ISO	$8.23	77	21	56	Reprice
11/11/2021	NQ	$8.23	386	108	278	Reprice

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Note only eligible options that have an exercise price per share greater than the closing price per share on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price lower than the closing price per share on the expiration date, the election will be ignored.

Please refer to the Offer documents, including Section 9 of the Offer to Reprice, for additional vesting terms that will apply to repriced option grants.

☐ I acknowledge that I have read all of the offering materials, which contain the specific terms and conditions of this offering. I acknowledge that, if I change my election, my election in effect at the Expiration Time (November 15, 2022, 9:00 PM Pacific Time, unless the offer is extended) will be my final election.

☐ If I elected to reprice my eligible options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the 2019 Plan or 2021 Plan and option agreement thereunder. If I elect not to reprice my eligible options, my eligible options will remain outstanding with their current terms (except that if my eligible options are incentive stock options, this offer may result in a modification and a restart of the tax holding periods) and I will not receive any repriced options.

Electronic signature*

Type your name here

An email confirmation will be sent to sonder@infiniteequity.com

Cancel

Submit

The Option Repricing Program is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Reprice, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Repricing Program website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Repricing Program, including risks related thereto.


Elections Complete

Finished

Sonder has received your election via Sonder's Offer website by which you elected to accept or reject Sonder's offer to reprice certain outstanding stock options (the "Offer") with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the Offer.

Your election has been recorded as follows:

Name: Demo, Sonder
Employee ID: sonder@infiniteequity.com
Date and Time: 10/17/2022 2:38 PM Pacific Time

Grant Date	Option Type	Per Share Exercise Price	Shares Underlying Option Grant*	Vested as of 11/15/2022	Unvested as of 11/15/2022	Election
2/7/2020	NQ	$2.85	78	78	0	Do Not Reprice
2/7/2020	NQ	$2.85	166	166	0	Reprice
2/7/2020	NQ	$2.85	16	16	0	Reprice
11/11/2021	ISO	$8.23	77	21	56	Reprice
11/11/2021	NQ	$8.23	386	108	278	Reprice

*This column displays the number of shares of our common stock subject to the option grant as of November 15, 2022 (assuming no exercise or early termination occurs, through November 15, 2022).

Note only eligible options that have an exercise price per share greater than the closing price per share on the expiration date, which is expected to be November 15, 2022, will be eligible for repricing. Therefore, if you elect to reprice any options that have an exercise price lower than the closing price per share on the expiration date, the election will be ignored.

Please refer to the Offer documents, including Section 9 of the Offer to Reprice, for additional vesting terms that will apply to repriced option grants.

If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your eligible option grants by submitting a new election. The new election must be delivered via Sonder's Offer website at www.myoptionexchange.com, no later than the expiration date, currently expected to be 9:00 p.m., Pacific Time, on November 15, 2022 (unless the offer is extended).

Please note that our receipt of your election is not by itself an acceptance of your options for repricing. For purposes of the Offer, we will be deemed to have accepted options for repricing that are validly elected to be repriced and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for repricing. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for repricing will be cancelled on the cancellation date, which we presently expect will be November 15, 2022 (unless the offer is extended).

Print Election Confirmation

Log Off